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                                  Exhibit 4.1


                          HUTTON, PATTERSON & COMPANY
                           A Professional Corporation
                          Certified Public Accountants
                           4450 Sigma Road, Suite 130
                              Dallas, Texas 75244
                                  214.980.0808

August 19, 1996

Securities and Exchange Commission
Washington, D.C.

We have reviewed Form 8-KSB dated July 22, 1996, for Environmental Plus, Incorporated and concur with the information provided therein.

Sincerely,

/s/ HUTTON, PATTERSON & COMPANY
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  Hutton, Patterson & Company